Exhibit 16.1

Letter from Grant Thornton

December 10, 2019

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:	Venus Concept Inc.

File No. 001-38238

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Venus Concept Inc. dated December 10, 2019, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP